Exhibit 99.1

Battalion Oil Corporation Announces Second Quarter 2023 Financial and Operating Results

HOUSTON, TEXAS – August 21, 2023 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the second quarter of 2023.

Key Highlights

●	Generated second quarter 2023 sales volumes of 14,253 barrels of oil equivalent per day (“Boe/d”)
●	Continued robust production results from our most recent wells
●	Generated net loss of $4.7 million and Adjusted EBITDA of $16.8 million in the second quarter of 2023

Management Comments

The Company has continued to work with its partner on the previously announced acid gas injection (“AGI”) project and now expects to have the facility online before year end. Additional compression and well work are underway to maximize the expense savings potential of the project once it is fully online. The latest Monument Draw well continues to outperform offset wells and has produced over 217,000 Boe in its first six months on production while flowing naturally without artificial lift.

Matt Steele, Chief Executive Officer, commented “In the second quarter, we prepared to recommence drilling activity in Monument Draw. We also worked diligently with our midstream partner to progress the AGI commissioning. We look forward to our drilling program and increasing EBITDA in the back half of the year.”

Results of Operations

Average daily net production and total operating revenue during the second quarter of 2023 were 14,253 Boe/d (49% oil) and $54.3 million, respectively, as compared to production and revenue of 15,044 Boe/d (49% oil) and $101.5 million, respectively, during the second quarter of 2022. The decrease in revenues in the second quarter of 2023 as compared to the second quarter of 2022 is primarily attributable to an approximate $32.44 decrease in average realized prices (excluding the impact of hedges). Excluding the impact of hedges, Battalion realized 98% of the average NYMEX oil price during the second quarter of 2023. Realized hedge gains totaled approximately $2.1 million during the second quarter 2023.

Lease operating and workover expense was $10.79 per Boe in the second quarter of 2023 versus $9.71 per Boe in the second quarter of 2022. The increase in lease operating and workover expense per Boe year-over-year is primarily attributable to a decrease in average daily production as a large portion of our lease operating expenses are fixed costs. Gathering and other expense was $12.97 per Boe in the second quarter of 2023 versus $11.59 per Boe in the second quarter of 2022. The increase was due primarily to cleanout projects on our Valkyrie facility that increased the throughput capacity. General and administrative expense was $4.04 per Boe in the second quarter of 2023 and $3.36 per Boe in the second quarter of 2022. The increase is primarily due to an increase in professional fees. After adjusting for selected items, Adjusted G&A was $4.01 per Boe in the second quarter of 2023 compared to $2.90 per Boe in the second quarter of 2022.

The Company reported net loss for the second quarter of 2023 of $4.7 million, or $0.35 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted net loss available to common stockholders for the second quarter of 2023 of $6.9 million, or $0.42 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended June 30, 2023 was $16.8 million as compared to $18.2 million during the quarter ended June 30, 2022 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of June 30, 2023, the Company had $220.3 million of indebtedness outstanding and approximately $1.4 million of letters of credit outstanding. Subsequent to June 30, 2023, the letters of credit were cancelled. Total liquidity on June 30, 2023, made up of cash and cash equivalents, was $18.5 million.

In August 2023, the Company obtained a commitment letter from its existing equity shareholders to purchase additional preferred equity securities in an amount up to $38 million and provided notice to the investors of its intent to draw the full $38 million with an expected close the third quarter of 2023. For further discussion on our liquidity and balance sheet, as well as recent developments, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-Q.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-541-8334

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$46,168	$73,944	$100,383	$136,468
Natural gas	2,060	14,759	4,960	23,640
Natural gas liquids	5,657	12,587	12,815	22,590
Total oil, natural gas and natural gas liquids sales	53,885	101,290	118,158	182,698
Other	387	221	1,256	415
Total operating revenues	54,272	101,511	119,414	183,113

Operating expenses:
Production:
Lease operating	11,365	11,909	23,056	23,433
Workover and other	2,634	1,383	3,969	2,248
Taxes other than income	3,180	5,372	6,370	10,323
Gathering and other	16,828	15,869	33,345	31,124
General and administrative	5,243	4,588	10,380	9,573
Depletion, depreciation and accretion	14,713	12,601	30,861	22,821
Total operating expenses	53,963	51,722	107,981	99,522
Income (loss) from operations	309	49,789	11,433	83,591

Other income (expenses):
Net gain (loss) on derivative contracts	4,473	(31,910)	23,946	(155,768)
Interest expense and other	(9,530)	(4,832)	(17,316)	(7,520)
Total other income (expenses)	(5,057)	(36,742)	6,630	(163,288)
Income (loss) before income taxes	(4,748)	13,047	18,063	(79,697)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$(4,748)	$13,047	$18,063	$(79,697)

Net income (loss) per share of common stock:
Basic	$(0.35)	$0.80	$0.87	$(4.88)
Diluted	$(0.35)	$0.79	$0.86	$(4.88)
Weighted average common shares outstanding:
Basic	16,457	16,338	16,425	16,320
Diluted	16,457	16,510	16,520	16,320

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$18,514	$32,726
Accounts receivable, net	23,518	37,974
Assets from derivative contracts	9,611	16,244
Restricted cash	90	90
Prepaids and other	1,049	1,131
Total current assets	52,782	88,165
Oil and natural gas properties (full cost method):
Evaluated	727,347	713,585
Unevaluated	62,649	62,621
Gross oil and natural gas properties	789,996	776,206
Less - accumulated depletion	(420,964)	(390,796)
Net oil and natural gas properties	369,032	385,410
Other operating property and equipment:
Other operating property and equipment	4,674	4,434
Less - accumulated depreciation	(1,486)	(1,209)
Net other operating property and equipment	3,188	3,225
Other noncurrent assets:
Assets from derivative contracts	5,299	5,379
Operating lease right of use assets	162	352
Other assets	2,778	2,827
Total assets	$433,241	$485,358

Current liabilities:
Accounts payable and accrued liabilities	$48,897	$100,095
Liabilities from derivative contracts	15,480	29,286
Current portion of long-term debt	42,606	35,067
Operating lease liabilities	162	352
Asset retirement obligations	111	225
Total current liabilities	107,256	165,025
Long-term debt, net	164,055	182,676
Other noncurrent liabilities:
Liabilities from derivative contracts	17,406	33,649
Asset retirement obligations	15,741	15,244
Operating lease liabilities	—	—
Deferred income taxes	—	—
Other	3,432	4,136
Commitments and contingencies
Temporary equity:
Series A redeemable convertible preferred stock: 25,000 shares of $.0001	26,030	—
par value authorized, issued and outstanding as of June 30, 2023
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 and 16,344,815 shares issued and outstanding as of
June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	331,201	334,571
Retained earnings (accumulated deficit)	(231,882)	(249,945)
Total stockholders' equity	99,321	84,628
Total liabilities, temporary equity and stockholders' equity	$433,241	$485,358

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(4,748)	$13,047	$18,063	$(79,697)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	14,713	12,601	30,861	22,821
Stock-based compensation, net	(772)	473	(545)	857
Unrealized loss (gain) on derivative contracts	(2,332)	(12,837)	(23,336)	78,201
Amortization/accretion of financing related costs	2,045	908	3,843	1,807
Reorganization items	—	—	—	(744)
Accrued settlements on derivative contracts	(374)	1,843	(929)	14,652
Change in fair value of embedded derivative liability	358	(563)	(704)	(2,595)
Other income (expense)	42	(96)	53	(96)
Cash flows from operations before changes in working capital	8,932	15,376	27,306	35,206
Changes in working capital	406	910	(18,657)	(6,873)
Net cash provided by (used in) operating activities	9,338	16,286	8,649	28,333

Cash flows from investing activities:
Oil and natural gas capital expenditures	(4,022)	(35,693)	(32,633)	(51,377)
Proceeds received from sale of oil and natural gas assets	—	—	1,189	—
Other operating property and equipment capital expenditures	(15)	(545)	(284)	(705)
Proceeds received from sale of other operating property and equipment	—	96	—	96
Other	(6)	—	(11)	—
Net cash provided by (used in) investing activities	(4,043)	(36,142)	(31,739)	(51,986)

Cash flows from financing activities:
Proceeds from borrowings	—	20,000	—	20,000
Repayments of borrowings	(10,026)	—	(15,043)	(85)
Payment of deferred debt financing costs	—	—	—	(379)
Proceeds from issuance of preferred stock	—	—	24,375	—
Other	—	(6)	(454)	(467)
Net cash provided by (used in) financing activities	(10,026)	19,994	8,878	19,069

Net increase (decrease) in cash, cash equivalents and restricted cash	(4,731)	138	(14,212)	(4,584)

Cash, cash equivalents and restricted cash at beginning of period	23,335	43,637	32,816	48,359
Cash, cash equivalents and restricted cash at end of period	$18,604	$43,775	$18,604	$43,775

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Production volumes:
Crude oil (MBbls)	636	674	1,366	1,344
Natural gas (MMcf)	2,155	2,355	4,562	4,670
Natural gas liquids (MBbls)	302	303	629	576
Total (MBoe)	1,297	1,369	2,755	2,698
Average daily production (Boe/d)	14,253	15,044	15,221	14,906

Average prices:
Crude oil (per Bbl)	$72.59	$109.71	$73.49	$101.54
Natural gas (per Mcf)	0.96	6.27	1.09	5.06
Natural gas liquids (per Bbl)	18.73	41.54	20.37	39.22
Total per Boe	41.55	73.99	42.89	67.72

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(2.68)	$(58.03)	$(3.92)	$(52.35)
Natural gas (per Mcf)	1.78	(2.39)	1.31	(1.54)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	1.65	(32.69)	0.22	(28.75)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$69.91	$51.68	$69.57	$49.19
Natural gas (per Mcf)	2.74	3.88	2.40	3.52
Natural gas liquids (per Bbl)	18.73	41.54	20.37	39.22
Total per Boe	43.20	41.30	43.11	38.97

Average cost per Boe:
Production:
Lease operating	$8.76	$8.70	$8.37	$8.69
Workover and other	2.03	1.01	1.44	0.83
Taxes other than income	2.45	3.92	2.31	3.83
Gathering and other	12.97	11.59	12.10	11.54
General and administrative, as adjusted (1)	4.01	2.90	3.61	3.09
Depletion	11.07	9.07	10.95	8.33

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$4.04	$3.36	$3.77	$3.55
Stock-based compensation:
Non-cash	0.60	(0.35)	0.20	(0.32)
Non-recurring charges and other:
Cash	(0.63)	(0.11)	(0.36)	(0.14)
General and administrative, as adjusted(2)	$4.01	$2.90	$3.61	$3.09

Gathering and other, as reported	$12.97	$11.59	$12.10	$11.54
Rig termination and stacking charges and other	0.26	0.07	0.12	0.04
Gathering and other, as adjusted(3)	$13.23	$11.66	$12.22	$11.58

Total operating costs, as reported	$30.25	$28.58	$27.99	$28.44
Total adjusting items	0.23	(0.39)	(0.04)	(0.42)
Total operating costs, as adjusted(3)	$30.48	$28.19	$27.95	$28.02

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
As Reported:
Net income (loss) available to common stockholders - diluted (1)	$(5,745)	$13,047	$14,280	$(79,697)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(10,440)	$(11,939)	$(30,130)	$70,962
Natural gas	8,108	(898)	6,794	7,239
Total mark-to-market non-cash charge	(2,332)	(12,837)	(23,336)	78,201
Change in fair value of embedded derivative liability	358	(562)	(704)	(2,594)
Non-recurring charges	811	149	994	366
Selected items, before income taxes	(1,163)	(13,250)	(23,046)	75,973
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(1,163)	(13,250)	(23,046)	75,973

Net income (loss) available to common stockholders, as adjusted (2)	$(6,908)	$(203)	$(8,766)	$(3,724)

Diluted net income (loss) per common share, as reported	$(0.35)	$0.79	$0.86	$(4.88)
Impact of selected items	(0.07)	(0.80)	(1.39)	4.65
Diluted net income (loss) per common share, excluding selected items (2)(3)	$(0.42)	$(0.01)	$(0.53)	$(0.23)

Net cash provided by (used in) operating activities	$9,338	$16,286	$8,649	$28,333
Changes in working capital	(406)	(910)	18,657	6,873
Cash flows from operations before changes in working capital	8,932	15,376	27,306	35,206
Cash components of selected items	851	(1,694)	1,589	(13,542)
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$9,783	$13,682	$28,895	$21,664

(1)	Amount reflects net income (loss) available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 12, Earnings Per Share in our Form 10-Q for the quarter ended June 30, 2023.
(2)	Net income (loss) earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three and six months ended June 30, 2023 were calculated based upon weighted average diluted shares of 16.5 million and 16.4 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the three and six months ended June 30, 2022 were calculated based upon weighted average diluted shares of 16.3 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income (loss), as reported	$(4,748)	$13,047	$18,063	$(79,697)
Impact of adjusting items:
Interest expense	9,366	5,394	18,375	10,115
Depletion, depreciation and accretion	14,713	12,601	30,861	22,821
Stock-based compensation	(772)	473	(545)	857
Interest income	(234)	(1)	(425)	(1)
Unrealized loss (gain) on derivatives contracts	(2,332)	(12,837)	(23,336)	78,201
Deferred financing costs expensed	—	-	-	-
Change in fair value of embedded derivative liability	358	(562)	(704)	(2,594)
Rig termination and stacking charges	—	—	—	—
Non-recurring charges and other	477	53	629	270
Adjusted EBITDA(1)	$16,828	$18,168	$42,918	$29,972

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Net income (loss), as reported	$(4,748)	$22,811	(7,652)	105,888
Impact of adjusting items:
Interest expense	9,366	9,009	9,378	6,232
Depletion, depreciation and accretion	14,713	16,148	15,479	13,615
Stock-based compensation	(772)	227	670	683
Interest income	(234)	(191)	(227)	(141)
Unrealized loss (gain) on derivatives contracts	(2,332)	(21,004)	3,655	(102,112)
Change in fair value of embedded derivative liability	358	(1,062)	1,224	(449)
Non-recurring charges (credits) and other	477	152	194	597
Adjusted EBITDA(1)	$16,828	$26,090	$22,721	$24,313

Adjusted LTM EBITDA(1)	$89,952

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Net income (loss), as reported	$13,047	(92,744)	25,935	13,052
Impact of adjusting items:
Interest expense	5,394	4,721	3,215	1,904
Depletion, depreciation and accretion	12,601	10,220	12,679	10,885
Stock-based compensation	473	384	450	481
Interest income	(1)	—	(1)	(3)
Loss (gain) on extinguishment of debt	—	—	122	(2,068)
Unrealized loss (gain) on derivatives contracts	(12,837)	91,038	(21,332)	(1,816)
Change in fair value of embedded derivative liability	(562)	(2,032)	—	—
Non-recurring charges (credits) and other	53	217	(718)	559
Adjusted EBITDA(1)	$18,168	$11,804	$20,350	$22,994

Adjusted LTM EBITDA(1)	$73,316

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.